EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Cosi, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 26, 2015, relating to the consolidated financial statements, of Cosi, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 29, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

Boston, Massachusetts

July 2, 2015